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                                                                    EXHIBIT 21.1

                         Subsidiaries of Hydril Company
             Percentage of Voting Securities Owned by Hydril Company



Hydril General LLC (Delaware)                                                           100%
         Hydril Company LP (Delaware)                                                     1%

Hydril Limited LLC (Delaware)                                                           100%
         Hydril Company LP (Delaware)                                                    99%

Hydril S.A. (Switzerland)                                                               *53%

Hydril Canadian Company, Ltd. (Canada)                                                  100%

Hydril U.K. Ltd. (England, U.K.)                                                        100%
         Rototec Ltd. (Scotland, U.K.)                                                  100%

Hydril Private Ltd. (Republic of Singapore)                                             100%
         Technical Drilling & Production Services Nigeria, ltd. (Nigeria)                60%
         P.T. Hydril Indonesia                                                          100%

Hydril S.A. de C.V. (Mexico)                                                            100%

Bettis de Mexico S.A. de C.V. (Mexico)                                                  100%

SubSea MudLift Drilling Company, LLC (Delaware)                                         100%

*Hydril Private Ltd. owns the remaining 47% equity interest in Hydril S.A.